Exhibit 10.29

NN, INC.

INCENTIVE STOCK OPTION AGREEMENT

pursuant to the

2011 STOCK INCENTIVE PLAN

THIS AGREEMENT, dated as of                      by and NN, Inc., a Delaware corporation, (the “Company”), and                      of 2000 Waters Edge Drive, Suite 12, Johnson City, TN 37604

WITNESSETH THAT:

WHEREAS, the Grantee is an employee of NN, Inc. and serves as the thereof;

WHEREAS, the Company desires to reward the Grantee’s superior performance and to provide the Grantee with inducements to continue in the employ of the Company and to continue to perform in a superior manner;

WHEREAS, the Company has adopted the NN, Inc. 2011 Stock Incentive Plan (the “Plan”), authorizing the grant of Awards by the Company to officers and key employees;

WHEREAS, the Committee referred to in the Plan (the “Committee”), pursuant to authority vested in it by the Company’s Board of Directors, has approved the granting to the Grantee of an Incentive Stock Option (the “Option”) to purchase shares of the Company’s common stock, par value $.01 per share (“Shares”), upon the terms and subject to the conditions set forth hereinafter and in the Plan; and

WHEREAS, the Company desires to grant the Option to the Grantee and to memorialize the terms and conditions thereof;

NOW, THEREFORE, in consideration of the above-mentioned premises and the covenants and agreements contained herein, the Company and the Grantee, intending to be legally bound, hereby agree as follows:

SECTION 1: Incentive Stock Option

1.1 Pursuant to the Plan and this Incentive Stock Option Agreement (the “Agreement”), the Company hereby grants to the Grantee, effective as of the date of this Agreement, an Option to purchase an aggregate of                  shares at the Option price per Share described in Section 1.2 hereof and pursuant to the terms and conditions set forth in the Plan and this Agreement. Any capitalized terms used herein and not defined herein have the respective meanings ascribed to them in the Plan.

1.2 The Option exercise price per share with respect to the Shares covered by this Agreement shall be equal to         , such amount equaling one hundred percent of the Fair Market Value of each Share on the date of grant of the Option. Upon exercise of the option, in whole or in part, this Option price shall be payable to the Company in accordance with Section 2.1 hereof.

1.3 The date of grant of the Option is             .

1.4 Subject to the provisions of Section 1.7 hereof, the Option is intended to be an Incentive Stock Option within the meaning of section 422 of the Code.

1.5 Subject to Sections 1.6 and 3 hereof, the Option shall be exercisable from and after each initial exercisability date set forth below with respect to the indicated number of Shares:

Initial Exercisability Date	Number of Shares for Which the Option Becomes First Exercisable on Such Date

The Grantee at any time may purchase less than the full number of Shares for which the option is then exercisable. Shares not purchased in earlier periods shall accumulate and be available for purchase in later periods within the Term of the Option.

1.6 Notwithstanding the application of any limitation on the exercise of the Option, the Option shall be exercisable in full immediately following the date on which a Change in Control has occurred if the Grantee’s employment with the Company and its Subsidiaries has not terminated prior to the date on which the Change in Control occurred; provided, however, that the Option shall not be exercisable at any time during the six-month period following the date of this Agreement; and further provided, that nothing in this Section 1.6 shall extend the Term of the Option or have any effect other than to accelerate the date on which the Option becomes exercisable in full.

1.7 To the extent that the aggregate Fair Market Value of the stock with respect to which Incentive Stock Options (determined without regard to this Section 1.7) are exercisable by the Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parent and its Subsidiaries) exceeds $100,000, such Options are not Incentive Stock Options. For the purposes of this Section 1.7, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. This Section 1.7 shall be applied by taking options into account in the order in which they were granted. To the extent that the Option is to become exercisable for the first time during any calendar year with respect to a number of Shares that exceeds the foregoing limitation, the Option shall be considered to consist of (i) an Incentive Stock Option to acquire the maximum number of Shares permitted under this Section 1.7 and (ii) a Nonqualified Stock Option to acquire the excess Shares on the same terms described in this Agreement.

1.8 The Term of the Option shall continue until the tenth anniversary of the grant of the Option. The Option shall terminate (if not sooner terminated in accordance with the provisions of the Plan or the other provisions hereof) and shall no longer be exercisable after such tenth anniversary.

SECTION 2: Exercise and Withholding

2.1 The Grantee may exercise the Option in respect of Shares on and after the appropriate dates set forth in Section 1.5 above (and before a date or event of termination or cancellation) in whole at any time, or in part from time to time. The Grantee shall give the Company written notice to exercise the option in whole or in a specified part. Such notice shall specify the number of Shares to be purchased and shall be accompanied by full payment for the Shares then being purchased, which payment may be made in any of the following ways: (a) delivering a money order, cashier’s check or certified check payable to the order of the Company; (b) delivering Shares to the Company; (c) subject to limitations imposed by the Plan and the Committee, a cash payment by Grantee’s broker pursuant to the Grantee’s instruction; or

(d) combination thereof. The notice also shall be accompanied by such agreement, statement, or other evidence as the Committee may require in order to satisfy itself that the issuance of the Shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations relating to the issuance and sale of securities, including the provisions of the Securities Act of 1933 and regulations promulgated thereunder. Any Shares surrendered as payment in exercise of the Option shall be valued at their Fair Market Value on the date of exercise. The exercise shall be deemed to occur (a) on the date that the notice of exercise and, if applicable, the money order, cashier’s check, certified check, cash and/or Shares are received at the office of the Treasurer of the Company, or at such other location as may be established in accordance with Section 4.5 hereof or (b) if such notice of exercise and payment are mailed in the United States and the United States Postal Service has stamped its postmark thereon, then on the date of such postmark.

2.2 In each case where the Grantee shall exercise the option, in whole or in part, the Company shall notify the Grantee of the amount of income or employment tax, if any, that must be withheld under federal and, where applicable, state and local law by reason of such exercise. It shall be a condition to any delivery of Shares hereunder that provision satisfactory to the Company shall have been made for payment of any taxes required to be paid or withheld pursuant to any applicable law or regulations. The Grantee may irrevocably elect to have any withholding tax obligation satisfied (a) by a money order, cashier’s check or certified check payable to the order of the Company; (b) by having the Company withhold Shares otherwise deliverable to the Grantee with respect to the exercise of the Option; (c) by delivering Shares to the Company; (d) subject to limitations imposed by the Plan and the Committee, by a cash payment by the Grantee’s broker pursuant to the Grantee’s instruction; or (e) by a combination thereof; provided that the Committee may disapprove, or impose conditions upon, any such election.

2.3 As soon as practicable after each exercise of the Option and compliance by the Grantee with all applicable conditions, including any payments that may be required by the Company pursuant to Sections 2.1 and 2.2 hereof, the Company shall mail or deliver or cause to be mailed or delivered to the Grantee a stock certificate or certificates registered in the name of the Grantee for the number of Shares that the Grantee shall be entitled to receive upon such exercise under the provisions of this Agreement.

2.4 If the Grantee exercises all or a portion of this Option and the Grantee sells, transfers, assigns or otherwise disposes of Shares acquired by the exercise of this Option within two (2) years after the date the Option was granted or within one (1) year after the date of such exercise, the Grantee shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition and shall provide (in a manner satisfactory to the Company) for payment to the Company of the amounts, if any, necessary to satisfy any applicable federal, state and local tax withholding requirements imposed by reason of such sale, transfer, assignment or other disposition. To the extent the Grantee does not otherwise satisfy any withholding obligation with respect to the disposition, the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to the Grantee any such taxes required to be withheld.

SECTION 3: Termination of Employment

3.1 If the Grantee’s service with the Company terminates for any reason other than Retirement (as defined in Section 3.2), Disability (as defined in the Company’s Stock Incentive Plan) or death, the Option shall continue to be exercisable at any time within the three-month period following such termination of service, but not after such period, but shall not become exercisable with respect to any shares for which it was not exercisable on the date of such termination of service.

3.2 If the Grantee’s service with the Company terminates because of Retirement, the Option shall (a) become immediately exercisable in full as of the date of such Retirement and (b) be exercisable at any time within the 24-month period following such Retirement, but not after such period (unless otherwise provided in Section 3.4 below). “Retirement” means termination of service after the Grantee has completed 10 years of service with the Company and has reached the age of 55.

3.3 If the Grantee’s service with the Company terminates because of the Grantee’s Disability, the Option shall (a) become immediately exercisable in full as of the date of such termination, and (b) be exercisable at any time within the 24-month period following such termination of service, but not after such period (unless otherwise provided in Section 3.4 below).

3.4 If Grantee’s service with the Company terminates because of the Grantee’s death, the Option shall become immediately exercisable in full as of the date of termination of service. If the Grantee’s service with the Company terminates because of the Grantee’s death, or if the Grantee dies within 12 months after termination of service while the Option is exercisable pursuant to Sections 3.1 or 3.2 above, the Option shall be exercisable at any time within the 24-month period following the Grantee’s death, but not after such period.

3.5 After the Grantee’s death, the Option may be exercised only by the Grantee’s beneficiary (as defined in the Company’s Stock Incentive Plan); provided, however, that if the Grantee’s beneficiary dies within 24 months after the Grantee’s death, the executor or administrator of the beneficiary’s estate may exercise the Option within such 24-month period. If the Grantee and Grantee’s beneficiary die in circumstances in which there is not sufficient evidence that the two have died otherwise than simultaneously, the beneficiary shall be deemed to have predeceased the Grantee.

3.6 Any exercise by a beneficiary of the Option shall be subject to all of the terms and conditions contained in Section 2 of this Agreement.

3.7 Notwithstanding any other provision of this Section 3, in no event shall the Option be exercisable after the expiration date specified in Section 1.8 of this Agreement.

SECTION 4: Miscellaneous

4.1 The Option granted hereunder shall not be transferable (other than to a beneficiary upon the death of the Grantee) and is exercisable during the Grantee’s lifetime only by the Grantee.

4.2 The Grantee shall be entitled to the privilege of stock ownership with respect to Shares subject to this Option only with respect to such Shares as are issued or delivered to the Grantee hereunder.

4.3 In the event of a stock dividend, stock split, combination of Shares, recapitalization or other similar capital change, the number and kind of Shares subject to the Option, the Option price and the other relevant provisions of this Agreement shall be appropriately adjusted as provided in Section 11 of the Plan.

4.4 Nothing contained in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Grantee’s employment at any time.

4.5 Any notice to be given hereunder by the Grantee shall be either hand-delivered to the office of the Chief Administrative Officer of the Company or sent by mail addressed to the Company to the attention of the Chief Administrative Officer, 2000 Waters Edge Drive, Johnson City, TN 37604. Any notice by the Company to the Grantee shall be either sent by mail addressed to the Grantee at the address shown on page 1 hereof or hand-delivered personally to the Grantee. Either party may, by written notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

4.6 The Option is granted pursuant to the Plan. The grant of the Option is subject to all the terms and provisions of the Plan, which are hereby incorporated into this Agreement by reference and are made a part of this Agreement. For the convenience of the Grantee, certain but not all of the provisions of the Plan also are summarized or elaborated upon in this Agreement. Each and every provision of this Agreement shall be administered, interpreted, and construed so that the Option shall conform to the provisions of the Plan. Any provisions of this Agreement that cannot be so administered, interpreted, or construed shall be disregarded.

4.7 The Grantee hereby acknowledges receipt of a copy of the Plan and further agrees to be bound by all of the terms and provisions thereof and by all actions, pursuant to the Plan, of the Committee thereunder and of the Company’s Board of Directors. Whenever the word “Grantee” is used herein in a context where the provision should logically be construed to apply to the Grantee’s beneficiary, the word “Grantee” shall be deemed to include such beneficiary.

4.8 The Option shall not be exercisable in whole or in part and no certificates representing Shares subject to the Option shall be delivered if, at any time, the Company determines, in its discretion, that it is necessary as a condition of, or in connection with, such exercise (or the delivery of Shares thereunder):

(a) to satisfy withholding tax or other withholding liabilities;

(b) to effect the listing, registration or qualification on any securities exchange, or any quotation system, or under any federal, state or local law, of any Shares otherwise deliverable in connection with such exercise; or

(c) to obtain the consent or approval of any regulatory body;

unless such withholding, listing, registration, qualification, compliance, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment.

The Company shall act with all reasonable diligence to obtain any such approval or consent and to effect compliance with any such applicable law, regulation, order, withholding, or listing, registration or qualification requirement, and the Grantee or other person entitled to exercise the Option shall take any action reasonably requested by the Company in such connection.

4.9 This Agreement shall be governed by, and its provisions construed in accordance with, the laws of Delaware (irrespective of the conflict of laws provisions thereof), except to the extent that such laws may be superseded by any federal law.

4.10 Any amendment of this Agreement must be in writing and duly signed by the Company and the Grantee. This Agreement may not be modified orally.

IN WITNESS WHEREOF, NN, Inc. has caused this Agreement to be executed in its corporate name, and the Grantee has executed the same in evidence of the Grantee’s acceptance hereof, under the terms and conditions herein set forth, as of the day and year first above written.

NN, Inc.

By
James H. Dorton
Sr. VP, CFO

GRANTEE

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